WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from Form
U-3A-2 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000788784
<NAME> PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
<MULTIPLIER> 1000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                              17,171,439
<TOTAL-OPERATING-REVENUES>                   6,164,153
<NET-INCOME>                                   662,323

